UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2023
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	47-1949578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13241 Woodland Park Road
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(571) 267-1571
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is an amendment to the Current Report on Form 8-K of BlackSky Technology Inc. filed on March 9, 2023 (the “Original Filing”). The sole purpose of this amendment is to correct the hyperlink in Exhibit 99.1. No changes were otherwise made to the Original Filing.

Item 1.01.     Entry into a Material Definitive Agreement
On March 8, 2023, BlackSky Technology Inc., a Delaware corporation (the “Company”), completed the closing of a private placement (the “Private Placement”) pursuant to the terms and conditions of the Securities Purchase Agreement dated March 6, 2023 (the “Purchase Agreement”) by and among the Company and certain institutional and accredited investors (the “Investors”). At the closing of the Private Placement, the Company issued (i) 16,403,677 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants (the “Warrants,” and together with the Shares, the “Securities”) to purchase up to an additional 16,403,677 shares of Common Stock (the “Warrant Shares”).

The purchase price of each Share and associated Warrant was $1.79. The aggregate gross proceeds to the Company from the Private Placement were approximately $29.5 million, before deducting the placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including working capital. Jefferies LLC (the “Placement Agent” or “Jefferies”) acted as the placement agent for the Private Placement, pursuant to an existing agreement between the Company and Jefferies.

Purchase Agreement

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and Investors and customary closing conditions, indemnification rights, and other obligations of the parties. Under the Purchase Agreement the Company agreed to use the net proceeds from the sale of the Securities for working capital purposes and to not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation, or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department. The Purchase Agreement is governed by the laws of the State of New York.

The Company also agreed that, from the date of the Purchase Agreement until 60 days after the effective date of the initial registration statement (the “Effective Date”) filed under the Registration Rights Agreement (as defined below), the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated under the Registration Rights Agreement. Further, until the one-year anniversary of the Effective Date of the initial registration statement filed under the Registration Rights Agreement, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions set forth in the Purchase Agreement; provided, however, that, after 60 days following the Effective Date, the issuance and sale of shares of Common Stock in an “at the market” offering shall not be prohibited.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the form of the Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Warrant

The Warrants have an exercise price of $2.20 per share of Common Stock, and are exercisable beginning on September 8, 2023 until September 8, 2028. The Warrants issued in the Private Placement provide that a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; but not to any percentage in excess of 9.99%.

The foregoing summary of the Warrants is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Investors, dated March 6, 2023 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the 45th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than the 75th calendar day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 95th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Investors from reselling the Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, the Company is obligated to pay to each Investor, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate subscription amount paid by such Investor pursuant to the Purchase Agreement.

The Company may not file any other registration statements until all Shares and Warrant Shares are registered pursuant to a registration statement that is declared effective by the SEC, provided that the Company may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements. All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Shares or Warrant Shares are sold pursuant to a registration statement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 related to the Securities is hereby incorporated by reference into this Item 3.02. The Securities were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 8.01.     Other Events.
On March 7, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
10.1*	Form of Securities Purchase Agreement, dated as of March 6, 2023 by and among the Company and the Investors
10.2	Form of Registration Rights Agreement, dated as of March 6, 2023 by and among the Company and the Investors
99.1	Press release dated March 7, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
*Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 9, 2023

BLACKSKY TECHNOLOGY INC.

By:	/s/ Brian E. O'Toole
Name: Brian E. O'Toole
Title: Chief Executive Officer and Director